Exhibit 2.3
Unlimited Continuing Guaranty
This Unlimited Continuing Guaranty (the “Guaranty”) is made as of the 23rd day of April, 2010, by Arcadia Resources, Inc., a Nevada corporation (the “Guarantor”), in favor of H. D. Smith Wholesale Drug Co., a Delaware corporation (the “Lender”), pursuant to that certain Line of Credit and Security Agreement, as it may be amended, modified or supplemented from time to time (the “Credit Agreement”) of even date herewith, between PrairieStone Pharmacy, LLC, a Delaware limited liability company (the “Borrower”), and Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
Section 1. Guaranty.
(a) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever now or heretofore or hereafter made or granted to the Borrower by the Lender pursuant to the Credit Agreement, the Guarantor, in accordance with this Guaranty, hereby absolutely, unconditionally and irrevocably guarantees to the Lender, as if the Guarantor was the principal debtor, the punctual payment and performance when due of all Obligations (which for purposes of this Guaranty shall also be deemed to include all reasonable commissions, fees, charges, costs and other expenses arising out of or incurred by the Lender in connection with the enforcement of this Guaranty).
(b) This Guaranty and the obligations of the Guarantor hereunder are secured by the Pledge Agreement by the Guarantor in favor of the Lender dated of even date herewith (the “Pledge Agreement”).
Section 2. Continuing Guaranty; No Right of Set-Off; Independent Obligation.
(a) This Guaranty shall be a continuing guaranty of the payment and performance of all Obligations and shall remain in full force and effect until the payment in full of all of the Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Lender; and this Guaranty shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Lender. The Guarantor covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower pursuant thereto but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.
(b) The Guarantor hereby guarantees that the Obligations will be paid to the Lender without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.
(c) All payments by the Guarantor under this Guaranty shall be made free and clear of, and without deduction or withholding for, any present or future Taxes.
(d) The Guarantor guarantees that the Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender.

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(e) The Guarantor’s liability to pay or perform or cause the performance of the Obligations shall arise forthwith after demand for payment or performance by the Lender has been given to the Guarantor in the manner prescribed in Section 24 hereof.
(f) Except as provided herein, the provisions of this Guaranty cover all agreements between the parties hereto relative to this Guaranty and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guaranty has been delivered by the Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to the Guarantor affecting its liabilities hereunder, and that the Lender shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Borrower to the Guarantor.
(g) This Guaranty is a guarantee of payment, performance and compliance and not of collectability and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Borrower or upon any event or condition whatsoever.
(h) The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties.
Section 3. Guaranty Absolute.
The obligations of the Guarantor hereunder are independent of the obligations of the Borrower under the Obligations and the Credit Agreement and the H. D. Smith Primary Vendor Agreement between the Borrower and the Lender (the “Prime Vendor Agreement”) and a separate action or actions may be brought and prosecuted against the Guarantor whether or not an action or proceeding is brought against the Borrower and whether or not the Borrower is joined in any such action or proceeding. The liability of the Guarantor hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:
(a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Borrower or any other Person under the Credit Agreement or the Prime Vendor Agreement or the Obligations, or any agreement or instrument relating to any of the foregoing;
(b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Lender may extend to, or make with, the Borrower, the Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, or any consent to or departure from, this Guaranty, the Credit Agreement, the Prime Vendor Agreement or the Obligations, including any increase or decrease in the Obligations;
(c) the taking of security from the Borrower, the Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;
(d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, the Credit Agreement, the Prime Vendor Agreement any of the Obligations and the obligations of the Guarantor hereunder;

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(e) the abstention from taking security from the Borrower, the Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;
(f) any loss, diminution of value or lack of enforceability of any security received from the Borrower, the Guarantor or any other Person, and including any other guarantees received by the Lender;
(g) any other dealings with the Borrower, the Guarantor or any other Person, or with any security;
(h) the Lender’s acceptance of compositions from the Borrower or the Guarantor;
(i) the application by the Lender of all monies at any time and from time to time received from the Borrower, the Guarantor or any other Person on account of any indebtedness and liabilities owing by the Borrower or the Guarantor to the Lender, in such manner as the Lender deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale of any collateral;
(j) the release or discharge of the Borrower or the Guarantor or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Obligations, other than an express release in writing given by the Lender of the liability and obligations of the Guarantor hereunder;
(k) any change in the name, business, capital structure or governing instrument of the Borrower or the Guarantor or any refinancing or restructuring of any of the Obligations;
(l) the sale of either Borrower’s business or any part thereof;
(m) any merger or consolidation, arrangement or reorganization of the Borrower, any Person resulting from the merger or consolidation of the Borrower with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Borrower or any change in the corporate relationship between the Borrower and the Guarantor, or any termination of such relationship;
(n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Borrower or its assets or any resulting discharge of any obligations of the Borrower (whether voluntary or involuntary) or of the Guarantor (whether voluntary or involuntary) or the loss of corporate existence;
(o) any arrangement or plan of reorganization affecting the Borrower or the Guarantor;
(p) any failure, omission or delay on the part of the Borrower to conform or comply with any term of the Credit Agreement or the Prime Vendor Agreement;

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(q) any limitation on the liability or obligations of the Borrower or any other Person under this Guaranty, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Guaranty;
(r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Borrower or the Guarantor; or
(s) any modification, compromise, settlement or release by the Lender, or by operation of law or otherwise, of the Obligations or the liability of the Borrower or any other obligor under the Obligations, in whole or in part, and any refusal of payment by the Lender, in whole or in part, from any other obligor or other guarantor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Guarantor.
Section 4. Right to Demand Full Performance.
In the event of any demand for payment or performance by the Lender from the Guarantor hereunder, the Lender shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Obligations have been paid in full, and the Guarantor shall continue to be liable hereunder for any balance which may be owing to the Lender by the Borrower under the Obligations. The retention by the Lender of any security, prior to the realization by the Lender of its rights to such security upon foreclosure thereon, shall not, as between the Lender, on one hand, and the Guarantor, on the other hand, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Obligations due to the Lender by the Borrower or any part thereof. The Guarantor, promptly after demand, will reimburse the Lender for all costs and expenses of collecting such amount under, or enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel.
Section 5. Waivers.
(a) The Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guaranty and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Borrower of any of the terms, covenants, conditions and provisions of the Credit Agreement, the Prime Vendor Agreement or the Obligations or any other notice whatsoever to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor hereby acknowledges communication to it of the terms of the Credit Agreement, the Prime Vendor Agreement and the Obligations and all of the provisions therein contained and consents to and approves the same. The Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Obligations by the Lender or in this Guaranty, (ii) any release of the Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against the Guarantor.
(b) Without prejudice to any of the rights or recourses which the Lender may have against the Borrower, the Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Lender to:

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(i)
enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Borrower, the Guarantor or any other Person under this Guaranty or the Credit Agreement or the Prime Vendor Agreement or otherwise;

(ii)	value, realize upon, or dispose of any security of the Borrower or any other Person held by the Lender;

(iii)	initiate or exhaust any other remedy which the Lender may have in law or equity; or

(iv)	mitigate the damages resulting from any default under the Obligations or the Credit Agreement or the Prime Vendor Agreement;
before requiring or becoming entitled to demand payment from the Guarantor under this Guaranty.
Section 6. The Guarantor Remains Obligated in Event the Borrower is no Longer Obligated to Discharge Obligations.
It is the express intention of the Lender and the Guarantor that if for any reason the Borrower has no legal existence, or becomes under no legal obligation to discharge the Obligations owing to the Lender by the Borrower or if any of the Obligations owing by the Borrower to the Lender becomes irrecoverable from the Borrower by operation of law or for any reason whatsoever, this Guaranty and the covenants, agreements and obligations of the Guarantor contained in this Guaranty shall nevertheless be binding upon the Guarantor, as principal debtor, until such time as all such Obligations have been paid in full to the Lender and all Obligations owing to the Lender by the Borrower have been discharged, and the Guarantor shall be responsible for the payment thereof to the Lender upon demand.
Section 7. Fraudulent Conveyance; Subrogation.
(a) Any term or provision of this Guaranty to the contrary notwithstanding, the aggregate amount of the Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guaranty from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
(b) The Guarantor Hereby Agrees Not To Assert Any Rights Of Subrogation Or Contribution, Whether Arising By Contract Or Operation Of Law (Including, Without Limitation, Any Such Right Arising Under Federal Bankruptcy Law) Or Otherwise By Reason Of Any Payment By It Pursuant To The Provisions Of This Guaranty Until And Unless All Of The Obligations Have Been Paid In Full.
Section 8. Guaranty Is in Addition to Other Security.
This Guaranty shall be in addition to and not in substitution for any other guarantees or other security which the Lender may now or hereafter hold in respect of the Obligations owing to the Lender by the Borrower and (except as may be required by law) the Lender shall be under no obligation to marshal in favor of the Guarantor any other guarantees or other security or any moneys or other assets which the Lender may be entitled to receive or upon which the Lender may have a claim.

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Section 9. Release of Security Interests.
Without limiting the generality of the foregoing and except as otherwise provided in this Guaranty, the Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Lender hereunder, and the liability of the Guarantor hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.
Section 10. No Bar to Further Actions.
Except as provided by law, no action or proceeding brought or instituted under the Credit Agreement, the Prime Vendor Agreement or this Guaranty and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under the Credit Agreement, the Prime Vendor Agreement or this Guaranty by reason of any further default or defaults under the Credit Agreement, the Prime Vendor Agreement or Guaranty or in the payment of any of the Obligations owing by the Borrower.
Section 11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.
(a) No failure to exercise and no delay in exercising, on the part of the Lender, any right, power, privilege or remedy under the Credit Agreement, the Prime Vendor Agreement or this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.
(b) Nothing contained in this Guaranty shall limit the right of the Lender to take any action to accelerate the maturity of the Obligations pursuant to the Credit Agreement or the Prime Vendor Agreement or to pursue any rights or remedies hereunder or under applicable law.
Section 12. Lender’s Duties; Notice to Lender.
(a) Any provision in this Guaranty allowing the Lender to request any information or to take any action authorized by, or on behalf of the Guarantor, shall be permissive and shall not be obligatory on the Lender except where the failure of the Lender to request any such information or to take any such action arises from the Lender’s gross negligence or willful misconduct.
(b) The Lender shall not be required to inquire into the existence, powers or capacities of the Borrower, the Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.
Section 13. Successors and Assigns.
All terms, agreements and conditions of this Guaranty shall extend to and be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Lender and its successors and assigns; provided, however, that the Guarantor may not assign any of its rights or obligations hereunder.

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Section 14. Release of Guaranty.
Concurrently with the payment in full of all of the Obligations, the Guarantor shall be released from and relieved of its obligations under this Guaranty. If any of the Obligations are revived and reinstated after the termination of this Guaranty, then all of the obligations of the Guarantor under this Guaranty shall be revived and reinstated as if this Guaranty had not been terminated until such time as the Obligations are paid in full, and the Guarantor shall enter into an amendment to this Guaranty, reasonably satisfactory to the Lender, evidencing such revival and reinstatement.
Section 15. Representations and Warranties.
The Guarantor represents and warrants to the Lender as of the date hereof that:
(i)
The Guarantor (a) has the requisite power and authority to execute, deliver and perform this Guaranty and any other document required to be delivered by it under the Credit Agreement or the Prime Vendor Agreement, and (b) has duly executed and delivered this Guaranty which constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and

(ii)
The execution, delivery and performance of this Guaranty does not and will not (a) require any approval or consent of any other Person or Governmental Authority, (b) result in or require the creation of any lien or security interest upon or with respect to any of the properties or assets of the Guarantor, and (c) conflict with, result in a breach of or constitute a default under any requirement of law or contractual obligation of the Guarantor.

Section 16. Setoff.
At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise), the Lender may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from the Lender to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor held by or coming into the possession of the Lender.
Section 17. Subordination.
The Guarantor agrees that any and all claims of the Guarantor against the Borrower, or against any of their properties, shall be subordinate and subject in right of payment to the prior payment of the Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower shall be and hereby are subordinated to the rights of the Lender in those assets. The Guarantor shall have no right to possession of any such asset or to foreclose any such lien or security interest, whether by judicial action or otherwise, unless and until all of the Obligations

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shall have been fully paid and satisfied. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of each Borrower is dissolved, or if substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Borrower to the Guarantor shall be paid or delivered directly to the Lender for application on the Obligations due or to become due until such shall have first been fully paid and satisfied. The Guarantor irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Lender’s own name or in the name of the Guarantor or otherwise, as the Lender may deem necessary or advisable for the enforcement of this Guaranty. The Lender may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to any of Indebtedness or other obligation of the Borrower to the Guarantor prior to the satisfaction of all of the Obligations, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lender and shall forthwith deliver the same to the Lender in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Obligations, and until so delivered, the same shall be held in trust by the Guarantor as the property of the Lender. If the Guarantor fails to make any such endorsement or assignment to the Lender, the Lender is hereby irrevocably authorized to make the same. The Guarantor agrees that until the Obligations have been paid in full and satisfied, the Guarantor will not assign or transfer to any Person any claim that the Guarantor has or may have against the Borrower and will not receive any property or asset of or payment or distribution from Borrower.
Section 18. Amendments.
No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lender, except as expressly set forth in a writing duly signed and delivered by the Lender.
Section 19. Governing Law.
This Guaranty shall be governed by and interpreted and enforced in accordance with the internal laws (without regard to conflicts of law provisions) of the State of Indiana. Without limiting the foregoing, any dispute between the Lender and the Guarantor arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws, and not the conflicts of law provisions, of the State of Indiana.

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Section 20. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens.
Except as provided hereinbelow, the Lender and the Guarantor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Indianapolis, Indiana, provided however that the parties acknowledge that any appeals from those courts may be heard by a court located outside of Indianapolis, Indiana. The Lender shall have the right to proceed against the Guarantor in any location in order to obtain personal jurisdiction over the Guarantor or to enforce a judgment or other court order entered against the Guarantor, and the Guarantor shall not assert any permissive counterclaims arising out of or relating to this Guaranty in any proceeding brought under this provision. The Guarantor hereby waives any objection that he may now or hereafter have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding with respect to this Guaranty or any other document executed or delivered in connection herewith is commenced in accordance with this Section 20.
Section 21. Waiver of Jury Trial.
The Guarantor waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise arising out of or related to the transactions contemplated by this Guaranty or any other instrument, document or agreement executed or delivered in connection herewith. The Lender may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the Guarantor to the waiver of its rights to trial by jury.
Section 22. Waiver of Bond.
The Guarantor waives the posting of any bond otherwise required of the Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Lender, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Lender and the Guarantor.
Section 23. Advice of Counsel.
The Guarantor represents and warrants that it has consulted with legal counsel regarding all waivers under this Guaranty, that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Lender to extend the Indebtedness guaranteed hereby.
Section 24. Notices.
All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing and shall be addressed to the party to be notified as follows:

If to Guarantor, at:	Arcadia Resources, Inc.
9229 Delegates Row, Suite #260
Indianapolis, IN 46240
Attention: C.E.O.

If to the Lender, at:	H. D. Smith Wholesale Drug Co.
3063 Fiat Avenue
Springfield, IL 62703
Attention: C.E.O.

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or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (a) three (3) days following deposit in the United States mail, with proper postage prepaid; or (b) upon delivery thereof if delivered by hand or by a reputable overnight courier service.
Section 25. Severability.
Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of the provision or the remaining provisions of this Guaranty.
Section 26. Merger.
This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreement, between the Guarantor and the Lender.
Section 27. Execution in Counterparts.
This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Guarantee may be delivered by facsimile or by e-mail in .pdf format and such shall be deemed an original for all purposes.
Section 28. No Strict Construction.
The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
[Signatures on Following Page.]

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In Witness Whereof, the Guarantor has caused this Unlimited Continuing Guaranty to be duly executed, all as of the date and year first written above.

Arcadia Resources, Inc.
By:	/s/ Marvin Richardson
	Printed:	Marvin Richardson
	Title:	CEO & President